SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2005

AVAYA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15951	22-3713430
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

211 Mount Airy Road
Basking Ridge, NJ		07920
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Statements

(Cautionary Statements Under the Private Securities Litigation Reform Act of 1995)

Certain information set forth in this Form 8-K (other than historical data and information) may constitute forward-looking statements.   Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. From time to time, Avaya Inc. (“Avaya” or the “Company”) also may provide oral or written forward-looking statements in other materials we release to the public.

Any or all of our forward-looking statements in this Form 8-K and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in the discussion below will be important in determining future results. Consequently, no forward-looking statement can be guaranteed and you are cautioned not to place undue reliance on these forward-looking statements. Actual future results may vary materially.

Except as may be required under the federal securities laws, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-K, 10-Q and 8-K reports to the SEC. Also note that we provide the following cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses. These are factors that we think could cause our actual results to differ materially from expected and historical results. Other factors besides those listed here could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

The risks and uncertainties referred to above include, but are not limited to:

•                  price and product competition,

•                  rapid technological development,

•                  dependence on new product development,

•                  the mix of our products and services,

•                  customer demand for our products and services,

•                  risks related to inventory, including warranty costs, obsolescence charges, excess capacity and material and labor costs,

•                  the ability to successfully integrate acquired companies,

•                  the ability to attract and retain qualified employees,

•                  control of costs and expenses,

•                  the ability to form and implement alliances,

•                  the economic, political and other risks associated with international sales and operations,

•                  U.S. and non-U.S. government regulation, and

•                  general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations.

Supplemental Disclosure

On Wednesday, March 2, 2005, Avaya is providing a set of materials to analysts and investors that includes information about Avaya’s financial position.  In particular, Avaya is providing more detail on its revenue growth (slide 10).  Avaya is also providing additional information regarding expected fiscal year 2005 dilution associated with the acquisition of Tenovis (slide 13).  In addition, Avaya is providing an update on its fiscal 2005 goals (slide 14).  A copy of those materials is attached as Exhibit 99.1.

WEBCAST Information: Avaya will webcast Avaya’s portion of the research conference live, which will begin at approximately 11:10 AM EST, with a listen-only Q&A session.  To ensure that you are on the webcast, we suggest that you access our website (http://investors.avaya.com) 10-15 minutes prior to the start.  Following the live webcast, a replay will be available on our archives at the same web address.

Non-GAAP Financial Measure

The Regulation FD disclosure referenced above includes information related to “adjusted revenue,” which refers to Avaya’s historical reported revenue excluding the effects of certain of Avaya’s acquisitions and currency impact.  This financial measure is a non-GAAP financial measure.

A “non-GAAP financial measure” is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”).  Pursuant to the requirements of Regulation G, the Company has included above a comparison of such non-GAAP financial measure to the most directly comparable GAAP financial measure.

Management believes that the presentation of this financial measure helps investors understand the performance of Avaya’s core business from period to period.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP.

Item 9.01. Financial Statements and Exhibits.

99.1                         JMP Securities Research Conference Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: March 2, 2005	By:	/s/ Garry K. McGuire
Name: Garry K. McGuire
Title: Chief Financial Officer and Senior Vice President, Corporate Development